Holmes Products Corp. Employee Stock Purchase Plan

                          ARTICLE I - PURPOSE

1.01. Purpose.

      The Holmes Products Corp. Employee Stock Purchase Plan is intended to provide a method whereby employees of Holmes Products Corp. and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company ("Shares").

                        ARTICLE II - DEFINITIONS

2.01. Committee.

      "Committee" shall mean the individuals described in Article VI.

2.02. Employee.

      "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

2.03  Subsidiary Corporation.

      "Subsidiary Corporation" shall mean any present or future corporation which is or becomes a direct or indirect "subsidiary corporation" of the Company and is designated as a participant in the Plan by the Committee.

              ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01. Eligibility.

      The Committee shall determine from time to time the employees who shall be eligible to participate in offerings under the Plan.

3.02  Employment.

      In order to be eligible to participate in the Plan an employee must be employed by the Company on the date of his purchase of shares.

                         ARTICLE IV - OFFERINGS

4.01  Awards.

      The Committee may from time to time award to designated Employees the right to purchase a specified number of Shares under and in accordance with the terms and provisions of the Plan. In determining the eligibility of an individual to be granted the right to purchase Shares under the Plan, as well as in determining the number of Shares to be offered to any such person, the Committee may take into account the position and responsibilities of the Employee being considered, the nature and value to the Company of his or her service and accomplishments, his or her present and potential contribution to the success of the Company, his or her compensation, and such other factors as the Committee may deem relevant. The Committee's determination of Employees eligible to participate in awards under the Plan, and the number of Shares awarded such Employees shall be conclusive and binding.

4.02  Exercise.

      Any award to purchase Shares made by the Committee shall be exercisable under such terms and conditions and pursuant to such purchase agreements as the Committee may specify at the time of the making of the offer to the Employee.

4.03  Payment.

      Payment for the Shares shall be made at the time of execution of the applicable purchase agreement by delivery of cash or check payable to the order of the Company in the amount equal to the purchase price for the Shares awarded to the Employee under the Plan.

4.04  Time to Exercise.

      The Committee may specify the time period within which an Employee must determine to purchase any Shares awarded to the Employee for purchase under the Plan.

4.05  Purchase Price.

      The purchase price or prices of Shares offered to Employees for purchase under the Plan shall be as determined by the Committee.

                           ARTICLE V - SHARES

5.01  Maximum Shares.

      The maximum number of Shares which may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company, as provided in
Section 5.02, shall be 350,000 Shares.

5.02  Adjustments.

      The number of Shares covered by the Plan shall be appropriately increased or decreased proportionately in the event of any subdivision, combination or stock dividend on the Common Stock of the Company, or upon any consolidation, merger, recapitalization or reorganization of the Company pursuant to which the Common Stock of the Company is changed or exchanged into other securities of the Company, or another corporation. Appropriate changes shall likewise be made with respect to any outstanding and unexercised awards to purchase Shares granted to Employees under the Plan.

5.03  Restrictions on Exercise.

      (a) The Committee may, in its discretion, require that any Shares awarded to purchase to an Employee under the Plan shall be issued pursuant to the terms of a Stock Purchase Agreement, or similar agreement, containing such terms and conditions as may be specified by the Committee and including, so long as the Shares have not been registered under the Securities Act of 1933, as amended, such representations and undertakings, satisfactory in form and scope to counsel for the Company, to the effect that the Employee is acquiring the Shares issued under the Plan for his or her own account as an investment, and not with a view to, or for sale in connection with, the distribution of any such shares, and that such Employee will make no transfer of same, except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, as amended, or any other applicable law.

      (b) The Committee may also require that any Shares issued under the Plan shall be subject to restrictions on transfer and rights of purchase upon termination of employment and rights of take-along in the event of sales of stock of the Company, and voting provisions, all on such terms and conditions and pursuant to such agreements as may be specified by the Committee at the time of any award of purchase rights under this Plan.

                      ARTICLE VI - ADMINISTRATION

6.01. Appointment of Committee.

      The Board of Directors may appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan. If no Committee is appointed, the Board of Directors shall exercise all powers and duties of the Committee.

6.02. Authority of Committee.

      Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

6.03. Rules Governing the Administration of the Committee.

      The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.




                      ARTICLE VII - MISCELLANEOUS

7.01. Amendment and Termination.

      The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 5.02.

7.02. Effective Date.

      The Plan shall become effective as of April 1, 1998, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before April 1, 1999. If the Plan is not so approved, the Plan shall not become effective.

7.03. No Employment Rights.

      The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

7.04. Governing Law.

      The law of the Commonwealth of Massachusetts will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.